TAILWIND FINANCIAL INC.
TERMINATES ARRANGEMENT AGREEMENT WITH ALLEN-VANGUARD CORPORATION

Press Release

Release Date: 4/6/2009

For Immediate Release

New York, New York, April 6, 2009 – Tailwind Financial Inc. (NYSE Alternext US: TNF, TNF.U, TNF.WS), a special purpose acquisition corporation, today announced that it will no longer pursue the acquisition of Allen-Vanguard Corporation, as contemplated by its previously announced Arrangement Agreement with Allen-Vanguard.

Tailwind has cancelled its special meeting of shareholders scheduled for April 16, 2009 and pursuant to its Second Amended and Restated Certificate of Incorporation, Tailwind will proceed with its dissolution and liquidation since it will be unable to complete a business combination by April 17, 2009.

About Tailwind Financial Inc.

Tailwind was incorporated in Delaware on June 30, 2006 as a special purpose acquisition company whose objective is to acquire, through a purchase, asset acquisition, or other business combination, one or more operating businesses. Tailwind completed its initial public offering on April 17, 2007 raising proceeds of US $100 million which is held in trust.  All of the funds held in Tailwind’s trust account are invested in the JPMorgan 100% U.S. Treasury Securities Money Market Fund.

Contact:

     Contacts:
     Tailwind Financial Inc.
     Andrew A. McKay
     Chief Executive Officer
     (416) 601-2422
     (416) 601-2423 (FAX)
     Email: amckay@tailwindfc.com
     Website: http://www.tailwindfc.com